UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 29, 2015

EARTH SCIENCE TECH, INC.
(Exact name of registrant as specified in charter)

Nevada	45-4267181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2255 Clades Road, Suite 324A Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 988-8424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 06, 2015, Earth Science Tech, Inc. entered into a License and Distribution Agreement with I Vape Vapor, Inc. a Minnesota corporation.  The purpose of the License and Distribution Agreement is for Earth Science Tech, Inc. to license to I Vape Vapor, Inc. its use of Earth Science Tech’s “Ultra-High Grade CBD Rich Hemp Oil,” for use in I Vape Vapor, Inc.’s E-Cigarettes within the United States of America, its territories and possessions only.  I Vape Vapor shall pay for the bottling, formulating, flavoring, labels, and any other elements necessary to produce the finished e-liquid consumable with Earth Science Tech agreeing to reimburse I Vape Vapor for its costs off the top.  After deduction of the respective cost elements of the parties and reimbursement thereof, the parties shall divide the net proceeds 50% to Earth Science Tech and 50% to I Vape Vapor except where sales have been originated, produced or referred by Earth Science Tech, in which case the division shall be 65% to Earth Science Tech and 35% to I Vape Vapor.

(c) Exhibits

Exhibit No.	Description
10.1	License and Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

By:	/s/ Harvey Katz
Harvey Katz
Chief Executive Officer

Date:   March 29, 2015